Exhibit 99.1

Willdan Group Reports

First Quarter Results

ANAHEIM, Calif. –May 4, 2023 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today reported financial results for its first quarter ended March 31, 2023.

“Last quarter was the strongest first quarter in the Company’s history” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer. “Consolidated contract revenue grew 11.7% and net revenue grew 23.0%. The growth in profit significantly exceeded the growth in revenue, generating robust cash flows from operations. This trend of strong growth started in the fourth quarter 2022. We continue to execute at a high level, we are winning new work, and our pipeline of opportunities is strong. We are confident in our 2023 outlook.”

First Quarter 2023 Highlights*

●	Consolidated contract revenue of $102.6 million, up 11.7%.
●	Net revenue** of $61.7 million, up 23.0%.
●	Net income of $0.9 million, a 124.7% improvement.
●	Adjusted EBITDA** of $9.9 million, up 320.8%.
●	GAAP EPS of $0.07, a 123.3% improvement.
●	Adjusted Diluted EPS** of $0.32, a 357.1% increase.

*As compared to the first quarter of fiscal 2022.

**See “Use of Non-GAAP Financial Measures” below.

First Quarter 2023 Conference Call

Willdan will be hosting a conference call to discuss its first quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 888-428-7458 (or 862-298-0702) approximately five minutes prior to the scheduled start time. The conference call will be webcast simultaneously on Willdan’s website at ir.willdangroup.com and selecting “Events & Presentations”.

A replay of the conference call will be available through Willdan’s website at ir.willdangroup.com and selecting “Events & Presentations”.

An Investor Report containing supplemental financial information can also be accessed through Willdan’s website at ir.willdangroup.com and selecting “Stock Information”.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with GAAP minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with U.S. generally accepted accounting principles (“GAAP”) and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2023 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2023, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 39.9% and 47.2% of contract revenue for the quarter ended March 31, 2023 and fiscal year 2022, respectively, and 45.4% and 43.0% for the quarter ended April 1, 2022 and fiscal year 2021, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, and interest accretion, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, and interest accretion, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses. Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding Willdan’s ability to capitalize on increased energy efficiency spending in large markets and expected benefits from its acquisitions and the impact of Covid-19 on Willdan’s business. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, rising interest rates, and rising inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; Willdan’s ability to attract and retain managerial, technical, and administrative talent and the extent to which the Covid-19 pandemic and measures taken to contain its spread ultimately impact Willdan’s business, results of operation and financial condition.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 30, 2022, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 31,	December 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$17,853	$8,806
Restricted cash	—	10,679
Accounts receivable, net of allowance for doubtful accounts of $336 and $640 at March 31, 2023 and December 30, 2022, respectively	51,917	60,202
Contract assets	75,241	83,060
Other receivables	4,782	4,773
Prepaid expenses and other current assets	5,431	6,454
Total current assets	155,224	173,974
Equipment and leasehold improvements, net	24,495	22,537
Goodwill	130,124	130,124
Right-of-use assets	12,750	12,390
Other intangible assets, net	38,861	41,486
Other assets	14,152	10,620
Deferred income taxes, net	17,761	18,543
Total assets	$393,367	$409,674
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,312	$28,833
Accrued liabilities	40,548	59,110
Contingent consideration payable	4,000	4,000
Contract liabilities	15,526	12,585
Notes payable	16,436	16,903
Finance lease obligations	1,105	1,113
Lease liability	4,435	4,625
Total current liabilities	111,362	127,169
Notes payable	85,361	90,544
Finance lease obligations, less current portion	1,354	1,601
Lease liability, less current portion	9,796	8,599
Other noncurrent liabilities	259	259
Total liabilities	208,132	228,172

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 13,489 and 13,296 shares issued and outstanding at March 31, 2023 and December 30, 2022, respectively	135	133
Additional paid-in capital	180,517	177,718
Accumulated other comprehensive loss	—	—
Retained earnings	4,583	3,651
Total stockholders’ equity	185,235	181,502
Total liabilities and stockholders’ equity	$393,367	$409,674

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	April 1,
	2023	2022

Contract revenue	$102,603	$91,838

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	20,410	18,810
Subcontractor services and other direct costs	40,912	41,668
Total direct costs of contract revenue	61,322	60,478

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	22,385	19,357
Facilities and facility related	2,278	2,398
Stock-based compensation	1,533	3,305
Depreciation and amortization	4,200	4,409
Other	6,871	7,499
Total general and administrative expenses	37,267	36,968
Income (Loss) from operations	4,014	(5,608)

Other income (expense):
Interest expense, net	(2,466)	(751)
Other, net	140	197
Total other expense, net	(2,326)	(554)
Income (Loss) before income taxes	1,688	(6,162)

Income tax (benefit) expense	756	(2,389)
Net income (loss)	932	(3,773)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	—	38
Comprehensive income (loss)	$932	$(3,735)

Earnings (Loss) per share:
Basic	$0.07	$(0.30)
Diluted	$0.07	$(0.30)

Weighted-average shares outstanding:
Basic	13,266	12,786
Diluted	13,470	12,786

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,	April 1,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$932	$(3,773)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,200	4,409
Deferred income taxes, net	782	(973)
(Gain) loss on sale/disposal of equipment	(10)	(36)
Provision for doubtful accounts	81	64
Stock-based compensation	1,533	3,305
Accretion and fair value adjustments of contingent consideration	—	80
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	8,204	17,670
Contract assets	7,819	104
Other receivables	(9)	(1,505)
Prepaid expenses and other current assets	1,108	253
Other assets	(3,532)	437
Accounts payable	479	(16,778)
Accrued liabilities	(7,883)	(8,488)
Contract liabilities	2,941	(2,431)
Right-of-use assets	647	(92)
Net cash (used in) provided by operating activities	17,292	(7,754)
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(3,488)	(2,103)
Proceeds from sale of equipment	13	39
Net cash (used in) provided by investing activities	(3,475)	(2,064)
Cash flows from financing activities:
Payments on contingent consideration	—	(10,206)
Payment on restricted cash	(10,679)	—
Payments on notes payable	(485)	(701)
Borrowings under term loan facility and line of credit	—	20,000
Repayments under term loan facility and line of credit	(5,250)	(3,250)
Principal payments on finance leases	(303)	(342)
Proceeds from stock option exercise	—	23
Proceeds from sales of common stock under employee stock purchase plan	1,392	1,561
Cash used to pay taxes on stock grants	(124)	(837)
Net cash (used in) provided by financing activities	(15,449)	6,248
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,632)	(3,570)
Cash, cash equivalents and restricted cash at beginning of period	19,485	11,221
Cash, cash equivalents and restricted cash at end of period	$17,853	$7,651
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$2,424	$699
Income taxes	(77)	446
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under finance leases	48	1,048

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	March 31,	April 1,
	2023	2022
Consolidated
Contract revenue	$102,603	$91,838
Subcontractor services and other direct costs	40,912	41,668
Net Revenue	$61,691	$50,170

Energy segment
Contract revenue	$83,285	$74,886
Subcontractor services and other direct costs	40,078	40,848
Net Revenue	$43,207	$34,038

Engineering and Consulting segment
Contract revenue	$19,318	$16,952
Subcontractor services and other direct costs	834	820
Net Revenue	$18,484	$16,132

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	March 31,	April 1,
	2023	2022
Net income (loss)	$932	$(3,773)
Interest expense	2,466	751
Income tax expense (benefit)	756	(2,389)
Stock-based compensation	1,533	3,305
Interest accretion(1)	—	80
Depreciation and amortization	4,200	4,409
(Gain) Loss on sale of equipment	(10)	(36)
Adjusted EBITDA	$9,877	$2,347

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended
	March 31,	April 1,
	2023	2022
Net income (loss)	$932	$(3,773)
Adjustment for stock-based compensation	1,533	3,305
Tax effect of stock-based compensation	(310)	(806)
Adjustment for intangible amortization	2,624	2,847
Tax effect of intangible amortization	(531)	(695)
Adjustment for interest accretion	—	80
Tax effect of interest accretion	—	(20)
Adjusted Net Income (Loss)	$4,248	$938

Diluted weighted-average shares outstanding	13,470	12,786

Diluted earnings (loss) per share	$0.07	$(0.30)
Impact of adjustment:
Stock-based compensation per share	0.12	0.26
Tax effect of stock-based compensation per share	(0.02)	(0.06)
Intangible amortization per share	0.19	0.22
Tax effect of intangible amortization per share	(0.04)	(0.06)
Interest accretion per share	—	0.01
Tax effect of interest accretion per share	—	(0.00)
Adjusted Diluted EPS	$0.32	$0.07

Contact:

Willdan Group, Inc.

Al Kaschalk

VP Investor Relations

Tel: 310-922-5643

akaschalk@willdan.com